UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 6, 2004

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)

(504) 362-4321

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

            On October 6, 2004, Superior Energy Services, Inc. issued the press release attached hereto as Exhibit 99.2, announcing anticipated results for the third quarter as a result of disruptions due to Hurricane Ivan in September.

Item 8.01.        Other Events.

            On October 6, 2004, Superior Energy Services, Inc. issued the press release attached hereto as Exhibit 99.3, announcing its intention to offer 9,696,627 shares of common stock to the public in a firm commitment underwriting pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission.

Item 9.01.        Financial Statements and Exhibits.
(c)	Exhibits.

	99.1	Second Amendment to Amended and Restated Credit Agreement, dated June 30, 2004, among SESI, L.L.C., as Borrower, Superior Energy Services, Inc., as Parent, Bank One, NA, as Agent, Wells Fargo Bank, N.A., as Syndication Agent, Whitney National Bank, as Documentation Agent, and the Lenders party thereto.

	99.2	Press release issued by Superior Energy Services, Inc., announcing third quarter outlook.

	99.3	Press release issued by Superior Energy Services, Inc., announcing common stock offering.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated:    October 6, 2004